Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 (713) 495 4500 (713) 495 7799 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

June 6, 2014

ZaZa Energy Corporation

1301 McKinney Street, Suite 2800

Houston, Texas  77010

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 filed by ZaZa Energy Corporation, a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 5,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2014, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, the “Registration Statement”). The Shares may be offered by the selling stockholder named in the Registration Statement (the “Selling Stockholder”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement; (ii) the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company filed with the Secretary of State of the State of Delaware; (iii) the Amended and Restated By-Laws of the Company; (iv) the Stockholders’ Agreement, dated as of August 9, 2011, by and among the Company and the other parties thereto, (v) the Contribution Agreement (the “Contribution Agreement”), dated as of August 9, 2011, by and among the Company, Blackstone Oil & Gas, LLC, Omega Energy Corp. and Lara Energy, Inc., (vi) the resolutions adopted by the board of directors of the Company on June 6, 2014, relating to the Registration Statement and (vii) the resolutions adopted by the board of directors of the Company on August 9, 2011, relating to the issuance of the Shares by the Company pursuant to the Contribution Agreement.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares to be offered by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP